UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 6, 2013
Date of Earliest Event Reported:	November 5, 2013

Mid-Con Energy Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 North Harwood Street, Suite 2410
Dallas, Texas 75201
(Address of principal executive offices)

(972) 479-5980
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On November 5, 2013, we, as guarantor, and Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), our wholly owned subsidiary, as borrower, entered into an Agreement and Amendment No. 3 to Credit Agreement (the “Amendment”), amending our $250 million, 5-year credit agreement dated December 20, 2011 (the “Credit Agreement”), with the Royal Bank of Canada, the various lenders party to the Credit Agreement.

The primary purpose of the Amendment was to increase Mid-Con Energy Properties’ borrowing base under the Credit Agreement from $130 million to $150 million. The increase is effective until the next borrowing base determination date. Additionally, the maturity of the Credit Agreement was extended two (2) years to November 2018. The Amendment also added the Bank of Nova Scotia as an additional lender under the Credit Agreement.

The description of the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amendment itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02
Results of Operations and Financial Condition.

On November 5, 2013, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing its earnings for the third quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information disclosed in Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement and Amendment No. 3 to Credit Agreement dated November 5, 2013.
99.1	Press release issued by Mid-Con Energy Partners, LP dated November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: November 6, 2013
Mid-Con Energy Partners, LP

By:	Mid-Con Energy GP, LLC, its general partner
By:    /s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead, President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Amendment No. 3 to Credit Agreement dated November 5, 2013.
99.1	Press release issued by Mid-Con Energy Partners, LP dated November 5, 2013.

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